UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2020

ALPINE IMMUNE SCIENCES, INC.
(Exact Name of registrant as specified in its Charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, WA 98102
(Address of principal executive offices, and ZIP code)
Registrant’s telephone number including area code: (206) 788-4545
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.
On July 24, 2020, Alpine Immune Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of institutional investors, including Omega Funds, Avidity Partners, EcoR1 Capital, LLC, Invus Public Equities, L.P., and Samsara BioCapital and other accredited investors (collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase (a) 5,139,610 units (the “Common Units”) representing (i) 5,139,610 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) and (ii) warrants to purchase up to that number of additional shares of common stock equal to thirty percent (30%) of the number of Shares respectively purchased by each Purchaser (rounded down to the nearest whole share) (the “Common Stock Warrants”) and (b) 790,710 units (the “Prefunded Warrant Units” representing (i) prefunded warrants to purchase 790,710 Shares (the “Prefunded Warrants”) and (ii) Common Stock Warrants to purchase up to that number of additional shares of common stock equal to thirty percent (30%) of the number of shares of common stock underlying the Prefunded Warrants respectively purchased by each Purchaser (rounded down to the nearest whole share). The Prefunded Warrant Units and the Common Units are collectively referred to as the “Units”) The purchase price for each Unit is $10.1175, for an aggregate purchase price of approximately $60.0 million. The closing of the purchase and sale of the securities is expected to occur on or about July 28, 2020, subject to customary closing conditions.
The Common Stock Warrants will be exercisable at an exercise price of $12.74 per share, subject to adjustments as provided under the terms of the Common Stock Warrants. The Common Stock Warrants will be exercisable at any time on or after the closing date and will have a 3.5 year term. The Prefunded Warrants will be exercisable at an exercise price of $0.001 per share, subject to adjustments as provided under the terms of the Prefunded Warrants. The Prefunded Warrants will be exercisable at any time on or after the closing date.
The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers requiring the Company to register the resale of the Shares and the shares issuable upon exercise of the Common Stock Warrants and the Prefunded Warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) on the date on which the Company files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Filing Deadline”), and to use commercially reasonable efforts to have the registration statement declared effective within 25 days of the Filing Deadline if there is no review by the SEC, and within 90 days of the Filing Deadline in the event of such review.
The securities to be issued to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.
Cowen and Company, LLC acted as lead placement agent and Oppenheimer & Co. Inc. acted as a placement agent in connection with the Private Placement and the Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agents.
The sale of the securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.
The Company intends to use the net proceeds from the Private Placement to fund development of its preclinical and clinical pipeline, including ALPN-101, in systemic lupus erythematosus, ALPN-202, in patients with advanced malignancies, and ALPN-303, in B cell-mediated inflammatory diseases, and for general corporate purposes.
The above description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1, the Registration Rights Agreement attached hereto as Exhibit 10.2, the Form of Warrant to Purchase Common Stock attached hereto as Exhibit 10.3, and the Form of Prefunded Warrant to Purchase Common Stock attached hereto as Exhibit 10.4.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.
Item 7.01. Regulation FD Disclosure.
On July 24, 2020, the Company issued a press release announcing its entry into the Securities Purchase Agreement with the Purchasers. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description
10.1    Securities Purchase Agreement, dated July 24, 2020, by and among the Company and the Purchasers
10.2    Registration Rights Agreement, dated July 24, 2020, by and among the Company and the Purchasers
10.3    Form of Warrant to Purchase Common Stock
10.4    Form of Prefunded Warrant to Purchase Common Stock
99.1    Press Release dated July 24, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALPINE IMMUNE SCIENCES, INC.
By:    /s/ Paul Rickey
Name: Paul Rickey
Title: Senior Vice President and Chief Financial Officer
Date: July 24, 2020